UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 8, 2018
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.
On November 8, 2018, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K related to Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 8, 2018

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 9, 2018	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 8, 2018

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2018 Third Quarter

IRVING, Texas - November 8, 2018 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its third quarter ended September 30, 2018.

Third quarter Results (1)
Comparable venue sales increased 2.2% in the third quarter of 2018 compared to the third quarter of 2017, and total revenues increased $7.6 million or 3.6% to $220.9 million in the third quarter. The increase in comparable venue sales was offset by a $1.5 million decrease in revenue due to temporary store closures and a net reduction of four Company-operated venues.
The Company reported a net loss of $9.5 million for the third quarter of 2018, compared to a net loss of $11.1 million for the third quarter of 2017. The net loss was positively impacted by the increase in Company-operated venue sales, a reduction in overhead expenses as a result of savings initiatives and cost reduction efforts, and lower marketing expenses. These favorable impacts were partially offset by higher labor expenses from wage inflation and increased merchandise costs related to the national launch of All You Can Play and “More Tickets” in the third quarter of 2018. Additionally, the net loss was impacted by a $5.3 million impairment charge related to some of our less profitable locations and a $1.6 million increase in interest expense driven by the impact of the increase in LIBOR rates on our variable rate debt.
“We were encouraged to be able to increase comparable venue sales for the second consecutive quarter,” said Tom Leverton, Chief Executive Officer. “We are focused on continuing the positive comparable venue sales growth momentum while driving profitability. We were excited by the positive impact of the new All You Can Play game packages and More Tickets Per Play initiatives we launched nationally in the third quarter, and we are optimistic about additional planned initiatives and tests to drive even more improvements to the business.”
Adjusted EBITDA(1) for the third quarter of 2018 was $38.5 million, an increase of $4.0 million from the third quarter of 2017.
Balance Sheet and Liquidity
As of September 30, 2018, the Company had cash and cash equivalents of $84.4 million with net availability of $141.0 million on the undrawn revolving credit facility. There is $980.8 million principal outstanding on the Company’s long-term debt.
During the third quarter of 2018, the Company made $19.3 million of capital expenditures, of which $10.4 million related to growth initiatives, $1.1 million related to IT initiatives, and $7.8 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of September 30, 2018, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	516	41	557
Domestic franchised	26	61	87
International franchised	65	45	110
Total	607	147	754
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, November 9, 2018. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 4191749.
A replay of the call will be available from 12:00 p.m. Central Time on November 9, 2018 through 10:59 p.m. Central Time on November 21, 2018. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 4191749.
About CEC Entertainment, Inc.
CEC Entertainment is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza venues. As America’s #1 place for birthdays, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid ®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘the family night out’, Peter Piper Pizza takes pride in delivering a food first, parent friendly experience that reconnects family and friends. As of September 30, 2018, the Company and its franchisees operated a system of 607 Chuck E. Cheese’s and 147 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Jim Howell                                Erin Gordon
EVP & CFO                                Current Marketing
CEC Entertainment, Inc.                            (312) 929-0514
(972) 258-4525                             egordon@talktocurrent.com
jhowell@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 28, 2018. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 30, 2018		October 1, 2017		September 30, 2018		October 1, 2017

REVENUES:
Food and beverage sales	$94,023	42.6%	$98,255	46.1%	$308,658	44.5%	$320,085	46.4%
Entertainment and merchandise sales	121,611	55.0%	110,633	51.9%	368,633	53.2%	356,274	51.6%
Total company venue sales	215,634	97.6%	208,888	97.9%	677,291	97.7%	676,359	98.0%
Franchise fees and royalties	5,311	2.4%	4,459	2.1%	15,917	2.3%	13,731	2.0%
Total revenues	220,945	100.0%	213,347	100.0%	693,208	100.0%	690,090	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs (excluding Depreciation and amortization):
Cost of food and beverage (1)	22,520	24.0%	23,974	24.4%	72,774	23.6%	75,014	23.4%
Cost of entertainment and merchandise (2)	9,874	8.1%	7,430	6.7%	27,676	7.5%	22,771	6.4%
Total cost of food, beverage, entertainment and merchandise (3)	32,394	15.0%	31,404	15.0%	100,450	14.8%	97,785	14.5%
Labor expenses (3)	65,028	30.2%	61,220	29.3%	194,994	28.8%	187,958	27.8%
Rent expense (3)	23,851	11.1%	24,259	11.6%	72,615	10.7%	71,484	10.6%
Other venue operating expenses (3)	38,232	17.7%	40,561	19.4%	113,363	16.7%	113,277	16.7%
Total company venue operating costs (3)	159,505	74.0%	157,444	75.4%	481,422	71.1%	470,504	69.6%
Other costs and expenses:
Advertising expense	11,058	5.0%	12,083	5.7%	38,010	5.5%	37,702	5.5%
General and administrative expenses	13,193	6.0%	13,575	6.4%	39,519	5.7%	42,665	6.2%
Depreciation and amortization	24,739	11.2%	27,136	12.7%	76,804	11.1%	83,064	12.0%
Transaction, severance and related litigation costs	(263)	(0.1)%	128	0.1%	463	0.1%	698	0.1%
Asset impairments	5,344	2.4%	1,843	0.9%	6,935	1.0%	1,843	0.3%
Total operating costs and expenses	213,576	96.7%	212,209	99.5%	643,153	92.8%	636,476	92.2%
Operating income	7,369	3.3%	1,138	0.5%	50,055	7.2%	53,614	7.8%
Interest expense	19,069	8.6%	17,451	8.2%	56,740	8.2%	51,574	7.5%
Income (loss) before income taxes	(11,700)	(5.3)%	(16,313)	(7.6)%	(6,685)	(1.0)%	2,040	0.3%
Income tax expense (benefit)	(2,213)	(1.0)%	(5,221)	(2.4)%	(454)	(0.1)%	1,840	0.3%
Net income (loss)	$(9,487)	(4.3)%	$(11,092)	(5.2)%	$(6,231)	(0.9)%	$200	—%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$84,429	$67,200
Restricted cash	23	112
Other current assets	75,295	73,419
Total current assets	159,747	140,731
Property and equipment, net	542,896	570,021
Goodwill	484,438	484,438
Intangible assets, net	477,872	480,377
Other noncurrent assets	21,104	19,477
Total assets	$1,686,057	$1,695,044
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Other current liabilities	100,248	102,689
Total current liabilities	107,848	110,289
Capital lease obligations, less current portion	12,528	13,010
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	962,402	965,213
Deferred tax liability	110,921	114,186
Other noncurrent liabilities	236,136	230,198
Total liabilities	1,429,835	1,432,896
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of September 30, 2018 and December 31, 2017	—	—
Capital in excess of par value	359,411	359,233
Accumulated deficit	(101,430)	(95,199)
Accumulated other comprehensive loss	(1,759)	(1,886)
Total stockholder’s equity	256,222	262,148
Total liabilities and stockholder’s equity	$1,686,057	$1,695,044

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30, 2018	October 1, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,231)	$200
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76,804	83,064
Asset impairments	6,935	1,843
Deferred income taxes	(3,314)	(5,220)
Stock-based compensation expense	169	520
Amortization of lease related liabilities	(749)	(411)
Amortization of original issue discount and deferred debt financing costs	3,284	3,410
Loss on asset disposals, net	2,551	5,457
Non-cash rent expense	4,109	3,562
Other adjustments	531	18
Changes in operating assets and liabilities:
Operating assets	(1,547)	(626)
Operating liabilities	(67)	2,374
Net cash provided by operating activities	82,475	94,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(55,202)	(71,910)
Development of internal use software	(1,992)	(2,520)
Proceeds from sale of property and equipment	464	424
Net cash used in investing activities	(56,730)	(74,006)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(5,700)	(5,700)
Proceeds from sale leaseback transaction	—	4,073
Other financing activities	(2,956)	(695)
Net cash used in financing activities	(8,656)	(2,322)
Effect of foreign exchange rate changes on cash	51	492
Change in cash, cash equivalents and restricted cash	17,140	18,355
Cash, cash equivalents and restricted cash at beginning of period	67,312	61,291
Cash, cash equivalents and restricted cash at end of period	$84,452	$79,646

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Total revenues	$220,945	$213,347	$693,208	$690,090
Net income (loss) as reported	$(9,487)	$(11,092)	$(6,231)	$200
Interest expense	19,069	17,451	56,740	51,574
Income tax expense (benefit)	(2,213)	(5,221)	(454)	1,840
Depreciation and amortization	24,739	27,136	76,804	83,064
Asset impairments	5,344	1,843	6,935	1,843
Loss on asset disposals, net	513	1,741	2,551	5,457
Unrealized loss on foreign exchange	(412)	—	283	—
Non-cash stock-based compensation	(58)	184	169	520
Rent expense book to cash	945	1,192	5,133	4,028
Franchise revenue, net cash received	(30)	—	712	(344)
Impact of purchase accounting	—	—	—	785
Venue pre-opening costs	81	155	105	643
One-time and unusual items	44	1,167	1,511	4,379
Adjusted EBITDA	$38,535	$34,556	$144,258	$153,989
Adjusted EBITDA Margin	17.4%	16.2%	20.8%	22.3%